Exhibit 99.1

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses incurred by Invesco Mortgage Capital Inc. (the “Company”) in connection with the issuance and sale of 27,600,000 shares of the Company’s common stock, $0.01 par value per share. All fees, except the Securities and Exchange Commission registration fee and the NYSE listing fee, are estimates.

Securities and Exchange Commission registration fee	$11,939
NYSE listing fee	103,500
Legal fees and expenses	160,000
Accounting fees and expenses	60,000
Printing and engraving expenses	15,000

$350,439